Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact:	David M. Findlay
Executive Vice President-
Administration and
Chief Financial Officer
(574) 267-9197

LAKELAND FINANCIAL CORPORATION ANNOUNCES INTENT TO PARTICIPATE IN CAPITAL PURCHASE PLAN

Warsaw, Indiana (December 23, 2008) – Lakeland Financial Corporation (Nasdaq Global Select/LKFN), parent company of Lake City Bank, announced today that it has received preliminary approval from the U.S. Treasury Department to participate in the Troubled Asset Relief Program (TARP) Capital Purchase Program. The Company has received preliminary approved to issue to the Treasury Department $56 million of senior preferred stock and warrants to acquire shares of its common stock.

The Capital Purchase Program, announced in October, is a voluntary program that encourages financial institutions to build capital to help increase the flow of financing to businesses and consumers in order to support the economy. Under the program, Treasury will purchase, on standardized terms, up to $250 billion of senior preferred stock and warrants in U.S. financial institutions.

Michael L. Kubacki, Chairman, President and Chief Executive Officer, commented, “With 20 consecutive years of record earnings performance, Lake City Bank has proven that it is well positioned to continue its role as a leader in Indiana banking. As such, we believe we have a responsibility to participate in the capital purchase plan. This capital will further bolster an already strong balance sheet and provide us with additional flexibility to serve our growing commercial and retail client base. Since 2003, we’ve doubled our lending to growing businesses in Indiana and we’re looking forward to utilizing this capital to further expand our business and support the Indiana economy.”

The Company intends to hold a special meeting of shareholders in February 2009, at which shareholders will vote on proposed amendments to the Company’s articles of incorporation to authorize preferred stock that may be issued to Treasury pursuant to the Capital Purchase Program. The Company intends to file preliminary proxy materials with the U.S. Securities and Exchange Commission regarding the special meeting of shareholders in the near future and definitive proxy materials shortly thereafter. Upon filing of definitive proxy materials, such materials will be mailed to the Company’s shareholders and will be available on the Company’s website. The materials will contain specific information regarding the date, time and place of the special meeting and voting procedures, and shareholders should read the document carefully once it is filed.

Lakeland Financial Corporation is a $2.3 billion bank holding company headquartered in Warsaw, Indiana. Lake City Bank serves Northern Indiana with 43 branches located in the following Indiana counties: Kosciusko, Elkhart, Allen, St. Joseph, DeKalb, Fulton, Huntington, LaGrange, Marshall, Noble, Pulaski and Whitley. The Company also has a Loan Production Office in Indianapolis, Indiana.

Lakeland Financial Corporation may be accessed on its home page at www.lakecitybank.com. The Company’s common stock is traded on the Nasdaq Global Select Market under “LKFN”. Market makers in Lakeland Financial Corporation common shares include Automated Trading Desk Financial Services, LLC, B-Trade Services, LLC, Citadel Derivatives Group, LLC, Citigroup Global Markets Holdings, Inc., Domestic Securities, Inc., E*TRADE Capital Markets LLC, FTN Financial Securities Corp., FTN Midwest Securities Corp., Goldman Sachs & Company, Howe Barnes Hoefer & Arnett, Inc., Keefe, Bruyette & Woods, Inc., Knight Equity Markets, L.P., Lehman Brothers Inc., Morgan Stanley & Co., Inc., Stifel Nicolaus & Company, Inc., Susquehanna Capital Group and UBS Securities LLC.

This document contains, and future oral and written statements of the Company and its management may contain, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, plans, objectives, future performance and business of the Company. Forward-looking statements, which may be based upon beliefs, expectations and assumptions of the Company’s management and on information currently available to management, are generally identifiable by the use of words such as “believe,” “expect,” “anticipate,” “plan,” “intend,” “estimate,” “may,” “will,” “would,” “could,” “should” or other similar expressions. Additionally, all statements in this document, including forward-looking statements, speak only as of the date they are made, and the Company undertakes no obligation to update any statement in light of new information or future events. Additional information concerning the Company and its business, including factors that could materially affect the Company’s financial results, is included in the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on form 10-K.

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